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                                CERTIFICATE OF TRUST

                                         OF

                                     PCC TRUST I


    THIS CERTIFICATE OF TRUST of PCC Trust I (the "Trust"), dated August 18, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (Section) 3801 et seq.).

    1. NAME. The name of the business trust being formed hereby is PCC Trust I.

    2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

    3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon its filing.

    IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                  WILMINGTON TRUST COMPANY
                                     as Trustee


                                  By: /s/
                                     ------------------------------------
                                     Name: W. Chris Sponenberg
                                     Title: Senior Financial Services Officer



                                      /s/
                                  ---------------------------------------
                                  Gary L. Wehrle,
                                  Administrative Trustee


                                      /s/
                                  ---------------------------------------
                                  Robert J. Dennen,
                                  Administrative Truste


                                      /s/
                                  ---------------------------------------
                                  Lyle C. Lodwick,
                                  Administrative Trustee